SCHEDULE 14A
                         (Rule 14a-101)

             INFORMATION REQUIRED IN PROXY STATEMENT

                    SCHEDULE 14A INFORMATION
   Proxy Statement Pursuant to Section 14(a) of the Securities
             Exchange Act of 1934 (Amendment No.  )


Filed by the registrant     [X]

Filed by a party other than the registrant     [ ]

Check the appropriate box:

[ ]     Preliminary proxy statement

[X]     Definitive proxy statement

[ ]     Definitive additional materials

[ ]     Soliciting material pursuant to Rule 14a-11 (c) or Rule 14a-
        12

                Sunshine-Jr. Stores, Inc.
_______________________________________________________________________

     (Name if Registrant as Specified in Its Charter)

_______________________________________________________________________

       (Name of Person (s) Filing Proxy Statement)

Payment of filing fee (Check the appropriate box):

[X]     $125 per Exchange Act Rule 0-11 (c) (1) (ii), 14a-6 (i) (1),
        or 14a-6 (j) (2).

[ ] $500 per each party to the controversy pursuant to Exchange Act Rule 14a-6 (i) (3).

[ ]     Fee computed on table below per Exchange Act Rules 14a-
        6 (i) (4) and 0-11.

        (1) Title of each class of securities to which transaction applies:

        _______________________________________________________________

        (2) Aggregate number of securities to which transaction applies:

        _______________________________________________________________

        (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11:

        _______________________________________________________________

        (4)  Proposed maximum aggregate value of transaction:

        _______________________________________________________________


        [ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11 (a) (2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

        (1)  Amount previously paid:

        _______________________________________________________________

        (2)  Form, schedule or registration statement no.:

        _______________________________________________________________

        (3)  Filing party:

        _______________________________________________________________

        (4)  Date filed:

        _______________________________________________________________

                    SUNSHINE-JR. STORES, INC.
                       109 WEST 5TH STREET
                     PANAMA CITY, FL  32401

            NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

   Notice is hereby given that the Annual Meeting of the Shareholders of Sunshine-Jr. Stores, Inc., a Florida corporation, will be held at The Holiday Inn located at 2001 North Cove Boulevard, Panama City, Florida, on June 2, 1995, at 11:00 am, Central Daylight Time, for the following purposes:

1.   To elect directors of the Company;

2.   To ratify the appointment of the independent auditors; and

3. To transact such other business as may properly come before the meeting or any adjournments thereof.

   All  shareholders of record at the close of business on  April
14, 1995, are entitled to receive notice of, and to vote at, the Annual Meeting and at any adjournment thereof.

   Whether or not you plan to attend the meeting, please complete, sign and date the enclosed proxy and return it promptly to the Company in the postage-paid envelope enclosed for your use. You may revoke the proxy at any time before it is exercised by following the instructions set forth under the heading "General Information" in the accompanying proxy statement.

By Order of the Board of Directors

John D. Mercer
Corporate Secretary

                         PROXY STATEMENT

GENERAL INFORMATION

   This proxy statement and the enclosed proxy are being furnished in connection with the solicitation by the Board of Directors of Sunshine-Jr. Stores, Inc. (the "Company") of proxies to be voted at the Annual Meeting of Shareholders of the Company to be held at The Holiday Inn located at 2001 North Cove Boulevard, Panama City, Florida, on Friday, June 2, 1995 at 11:00 am Central Daylight Time, and any adjournments thereof. This proxy statement and the accompanying proxy are being distributed to shareholders on or about April 28, 1995.

   The  Company's principal executive offices are located at  109
West Fifth Street, Panama City, Florida  32402.

   The  persons  named in the accompanying proxy  will  vote  the shares represented by each proxy returned in favor of the directors nominated and in favor of ratifying the appointment of the independent auditors unless contrary instructions are received. Each such proxy granted may be revoked at any time before it is exercised by filing with the Secretary of the Company an instrument revoking it, by executing and delivering a subsequent proxy or by voting in person at the Annual Meeting.

VOTING SECURITIES AND VOTING

   The Board of Directors has fixed the close of business on April 14, 1995, as the record date for determining shareholders entitled to notice of, and to vote at, the Annual Meeting. On April 14, 1995, the Company had outstanding 1,701,650 shares of Common Stock, $.10 par value. Each share of Common Stock is entitled to one vote on each matter to come before the Annual Meeting.

   Votes cast at the Annual Meeting will be counted by the Company's Secretary acting as inspector of elections under applicable Florida law. Shares represented at the meeting in person or by proxy but not voted on any proposal (including abstentions and broker non-votes) will be counted for the purpose of establishing a quorum for the transaction of business at the meeting but will not be counted toward the required affirmative vote for such proposal. Such shares will be recorded on the Company's records as having abstained on such proposal.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

   The following table shows the name, address (except for certain directors and executive officers) and beneficial ownership of the Company's Common Stock as of April 14, 1995, of
(i) each person known to the Company to be the beneficial owner of more than five percent of its Common Stock, which is the only class of its outstanding securities entitled to vote, (ii) each director of the Company, (iii) each executive officer of the Company named in the Summary Compensation Table located below and
(iv) all directors and executive officers as a group. Unless otherwise noted, all shares are owned directly, with sole voting and dispositive powers.

    NAME AND ADDRESS OF                               PERCENT OF
     BENEFICIAL OWNER            NUMBER OF SHARES       CLASS

5% BENEFICIAL OWNERS:
Leona J. Lewis;                    944,984 <F1>         55.53%
Luther D. Lewis, Jr.;
Lana Jane Lewis-Brent;
and Donna Sue Raines
(the "Lewis Family Group")

Leona J. Lewis                     944,984 <F1><F2>     55.53%
100 Cherry Street
Panama City, FL   32401

Luther D. Lewis, Jr.               944,984 <F1><F3>     55.53%
P.O. Box 27334
Panama City, FL   32411-7334

Lana Jane Lewis-Brent              944,984 <F1><F4>     55.53%
(Director)
1216 Dewitt Street
Panama City, FL   32401

Donna Sue Raines                   944,984 <F1><F5>     55.53%
2018 Forest Glen Street
Tallahassee, FL   32305-5100

American Financial                 349,600 <F6>         20.54%
Corporation and Carl
Lindner, Chairman of the Board
One East Fourth Street
Cincinnati, OH   45202

Dimensional Fund Advisors,         100,900 <F7>          5.93%
Inc. & DFA Investment
Dimensions Group, Inc.
1299 Ocean Avenue, Suite 650
Santa Monica, CA   90401

    NAME AND ADDRESS OF                               PERCENT OF
     BENEFICIAL OWNER            NUMBER OF SHARES       CLASS

OTHER DIRECTORS AND NAMED EXECUTIVE OFFICERS

Clyde M. King, Jr.                       0                 *

Paul W. Martin, Jr.                      0                 *

Joseph A. Pedoto                         0                 *

Dennis C. Raines                   944,984 <F8>         55.53%

Ron M. Shouse                            0                 *

Michael G. Ware                          0                 *

Directors and Executive Officers   944,984 <F9>         55.53%
as a group (7 persons)
________________________________
*Less than 1%

<F1> This information is obtained from documents provided by  the
     Lewis Family Group. Pursuant to a stockholders agreement, the members of the Lewis Family Group agreed (a) to vote their shares of Common Stock collectively as a block only as the majority may agree or, in the absence of such agreement, as may be determined through arbitration and (b) not to vote their shares of Common Stock to either remove any member of the Lewis Family Group from the Company's Board of Directors or to cause the Company to employ any of the Lewis Family Group or members of their families. The stockholders agreement was entered into on November 30, 1993, pursuant to a settlement agreement terminating prior litigation among the members of the Lewis Family Group and others related to the shares beneficially owned by the Lewis Family Group. Also pursuant to this settlement agreement, (a) the members of the Lewis Family Group agreed to sell their stock as a block if the majority may so agree, (b) the members of the Lewis Family Group agreed to sell their shares pro rata if an offer accepted by the majority is made to purchase more than fifty percent on the Company's outstanding Common Stock and to purchase on a pro rata basis less than all of the shares beneficially owned by the Lewis Family Group and (c) Mrs. Lewis agreed to transfer, immediately proceeding the sale of the shares beneficially owned by the Lewis Family Group, 82,500 shares of Common Stock to each of Ms. Raines and Mr. Lewis.

<F2> Includes 380,521 shares held directly by Mrs. Lewis.

<F3> Includes 215,470 shares held directly by Mr. Lewis.

<F4> Includes  134,836 shares held directly by  Ms.  Lewis-
     Brent and 687 held by her spouse.

<F5> Includes 213,470 shares held directly by Ms. Raines.

<F6> This  information is obtained from a Statement  on  Schedule
     13D,  as  amended  to  date, filed with the  Securities  and
     Exchange Commission. Carl H. Lindner, Chairman of the Board, Chief Executive Officer and principal shareholder of American Financial Corporation may be deemed to beneficially own these shares and to share voting and dispositive power with respect to these shares.

<F7> This  information is obtained from a Statement  on  Schedule
     13D, as amended to date, filed by Dimensional Fund Advisors, Inc. with the Securities and Exchange Commission. Dimensional Fund Advisors, Inc. possesses sole voting and dispositive power with respect to these shares.

<F8> Includes the shares beneficially owned by Ms. Raines, who is
     Mr. Raines' spouse. See Note 5 above. Mr. Raines disclaims beneficial ownership of these shares.

<F9> Includes all shares described in Note 1 to this Table.

EXECUTIVE OFFICERS

     Paul  W.  Martin, Jr. - For information on  Mr.  Martin  see
     "Directors Continuing in Office."

     Ron M. Shouse - For information on Mr. Shouse see "Directors
     Continuing in Office."

     Michael G. Ware - Sr. Vice President and Chief Executive Officer. Mr. Ware joined the Company in July, 1993. Mr. Ware was the Vice President and Chief Financial Officer of Farm Stores, Inc. located in Miami, Florida, from December
     1987 through October 1993. Farm Stores, Inc. filed a petition under Chapter 11 of the U.S. Bankruptcy Code on December 28, 1990.

PROPOSAL 1:  ELECTION OF DIRECTORS

   The  term of office of three of the Company's Directors,  Paul
W.  Martin,  Clyde M. King and Dennis C. Raines,  expire  at  the
Annual Meeting. Each has been nominated by the Board to stand for re-election.

   The nominees elected will serve until the Annual Meeting in the year in which his term expires and until a successor is duly elected and qualified.

   Directors will be elected by a plurality of the votes cast at the Annual Meeting. The accompanying proxy, unless otherwise specified, will be voted for the election of the persons named above. If any nominee should become unavailable, which is not now anticipated, the persons voting the accompanying proxy, in their discretion, vote for a substitute.

                 ______________________________

THE BOARD OF DIRECTORS OF THE COMPANY RECOMMENDS A VOTE "FOR" THE
ELECTION OF THE FOLLOWING NOMINEES
                 ______________________________

   Information relating to business experience and age of each director is set forth below.

NOMINEES FOR TERMS EXPIRING IN 1996

   Dennis C. Raines, age 47, a director since February 1995, is a private investor. He was Director of Administrative Services for Big Bend Child Care in Tallahassee, Florida from March 1991 through December 1991. From November 1990 to March 1991, Mr. Raines was a cost analyst for Rose Printing Co., also located in Tallahassee, Florida. Mr. Raines' wife is the sister of Ms. Lewis-Brent.

NOMINEES FOR TERMS EXPIRING IN 1998

   Paul W. Martin, Jr., age 44, a director since April 1993, is Chairman of the Board and a member of the Audit Committee. Mr. Martin has been vice-president of acquisitions and development for U.S. Enterprises, Inc., a venture capital firm located in St. Petersburg, Florida, since 1985. Mr. Martin is a member of the Audit and Executive Committees.

      Clyde M. King, age 75, a director since April 1993, is a pharmacist retired from King Diversified, Inc., located in Panama
City Beach, Florida, with whom he served since 1964. Mr. King is a member of the Audit Committee.

DIRECTORS CONTINUING IN OFFICE

     Lana Jane Lewis-Brent, age 49, a director since April 1993, has been President of Paul Brent Designer, Inc. in Panama City, Florida since April 1991. From November 1982 to April 1992, Ms. Lewis-Brent served as President and Chief Executive Officer of the Company and was also Vice-Chairman of the Board of Directors. Ms. Lewis-Brent was elected to a three-year term expiring in 1996. Ms. Lewis-Brent is also a director of Tootsie Roll Industries, Inc. Ms. Lewis-Brent is the sister of Mr. Raines' wife.

   Joseph A. Pedoto, age 53, a director since April 1993, has been President of JLM Financial, Inc., an investment banking and tax planning firm located in Cincinnati, Ohio for the past four years. Previously, he was Executive Vice-President of the United Dairy Farmers, Inc., also in Cincinnati, Ohio since 1965. United Dairy Farmers, Inc., among other things, operates a chain of convenience stores. Mr. Pedoto is also a director of Provident BanCorp, Inc. American Financial Corporation, which owns 349,600 shares of the Company's Common Stock, is a client of JLM Financial, Inc. Mr. Pedoto was elected to a three-year term expiring in 1997. Mr. Pedoto is a member of the Audit, Executive and Compensation Committees.

   Ron M. Shouse, age 53, a director since August 1993, is President and Chief Executive Officer of the Company. Mr. Shouse was a Regional Director and General Manager of Convenient Food Marts, Inc., Ohio Division from September 1990 to June 1993. Prior to that he was President of Mini Mart Corporation of Fort Lauderdale, Florida for over two years. Mini Mart Corporation filed a petition under Chapter 11 of the U.S. Bankruptcy Code on December 23, 1990. Mr. Shouse was elected to a three-year term expiring in 1997. Mr. Shouse is a member of the Compensation and Executive Committees.

   Section 16(a) of the Securities Exchange Act of 1934, as amended, requires the Company's officers and directors, and persons who own more than ten percent of the Company's common stock, to file reports of ownership and changes in ownership with the Securities and Exchange Commission (the "SEC") and the American Stock Exchange. Officers, directors and persons who own more than ten percent of the Company's common stock are required by SEC regulation to furnish the Company with copies of all
Section 16(a) forms they file.

Based solely on its review of the copies of such forms received by it, the Company believes that, during and with respect to 1994 and prior years, except as previously disclosed, all Section 16(a) filing requirements applicable to its officers, directors and greater than ten-percent shareholders were complied with.



BOARD OF DIRECTORS AND STANDING COMMITTEES

   The Board of Directors maintains three standing committees: an Audit Committee, a Compensation Committee and an Executive Committee, which are described below. Members of these committees are elected annually at the Board Meeting immediately following the Annual Meeting. Under the Company's Bylaws, the Board of Directors is authorized to designate other members of the Board to serve in place of absent members of the Executive Committee. The Board of Directors does not have a nominating committee.

   During the fiscal year ended December 29, 1994, the Board held 13 meetings.

   The Audit Committee is composed of directors who are not employees of the Company. As of April 14, 1995, members of the committee are Paul W. Martin, Joseph A. Pedoto and Clyde M. King. The Audit Committee held one meeting in 1994. The functions performed by the Audit Committee include reviewing the management letter submitted by the auditors, recommending to the Board the engagement or discharge of independent auditors, directing and supervising investigation into matters relating to audit functions, reviewing the degree of the adequacy of the Company's system of internal accounting controls and periodically reviewing leases between the Company and its officers and directors.

   As of April 14, 1995, the Compensation Committee is composed of Ron M. Shouse and Joseph A. Pedoto. The function performed by the Compensation Committee is to recommend the compensation arrangements of the Company's officers to the Board of Directors. The Compensation Committee did not meet in 1994.

   The Executive Committee has and may exercise all the powers of the Board of Directors when the Board is not in session, except as limited by the Company's Articles of Incorporation and Bylaws or by Florida law. The Committee did not meet in 1994 and as of April 14, 1995, has the following members: Paul W. Martin, Jr., Ron M. Shouse, and Joseph A. Pedoto.

   All members of the Board attended at least 75% of the meetings of the Board and all committees on which they served in 1994.

EXECUTIVE COMPENSATION

   The following table sets forth all compensation earned by Paul W. Martin, Jr., Ron M. Shouse and Michael G. Ware for the years indicated. During 1994, there was no other officer of the Company with salary and bonuses exceeding $100,000.

                   SUMMARY COMPENSATION TABLE


                                Annual Compensation
                          __________________________________________
     Name  and Principal    Year   Salary    Bonus    Other  Annual
     Position                                         Compensation<F1>
     Paul W. Martin, Jr.    1994  $120,000  $250,000    $174,088<F2>
     Chairman of the Board  1993   100,000     -           -

     Ron M. Shouse          1994   175,000    35,000       -
     President and Chief    1993   116,000     -           -
     Executive Officer

     Michael G. Ware        1994   104,128    25,000       -
     Sr. Vice President     1993    39,716     -           -
     and Chief Financial
     Officer

<F1>  Certain  of the named executive officers received  perquisites and personal benefits valued at less than 10% of total annual salary and bonus.

<F2> Reimbursement of taxes with respect to the bonus.

               __________________________________

EMPLOYMENT CONTRACTS, TERMINATION OF EMPLOYMENT AND CHANGE IN
CONTROL ARRANGEMENTS

      Mr. Shouse is employed pursuant to an employment contract that provides for an annual salary of $175,000. In July 1994, the Company entered into a retention agreement with Mr. Shouse providing for a $35,000 bonus payable upon any change in control of the Company and providing for one year's severance if Mr. Shouse's employment is terminated under certain circumstances after a change in control of the Company.

     In July 1994, the Company entered into a retention agreement with Mr. Ware providing for a $35,000 bonus payable upon any change in control of the Company and providing for one year's severance if Mr. Ware's employment is terminated under certain circumstances after a change in control of the Company.

COMPENSATION OF DIRECTORS

      The Company's Directors (other than Messrs. Martin and Shouse) receive for their services as director a $15,000 annual retainer and $2,000 for each meeting of the Board attended. For information concerning Messrs. Martin and Shouse, see the Summary Compensation Table above.

REPORT OF THE COMPENSATION COMMITTEE

   The Company attempts to set salaries in accordance with industry standards. During 1993 and until June 21, 1994, the Company operated as debtor-in-possession under Chapter 11 of the U.S. Bankruptcy Code, and executive compensation was subject to court approval. Accordingly, the Company's flexibility in instituting incentive compensation plans has been extremely limited. The Company intends to examine and consider adopting various bonus and incentive plans in the future. The incentive bonuses paid to Mr. Shouse and Mr. Ware of $35,000 and $25,000, respectively, in July 1994 were based upon various factors, including the Company's successful emergence from Chapter 11. In arriving at the terms of Mr. Shouse's employment arrangement, the Company considered the terms of change of control provisions contained in employment arrangements entered into by public companies generally.

                         Respectfully submitted,
                         Joseph A. Pedoto
                         Ron M. Shouse

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION IN
COMPENSATION DECISIONS

      Messrs.  Pedoto  and  Shouse  served  on  the  Compensation
Committee  during  1993.   Mr.  Shouse  is  President  and  Chief
Executive Officer of the Company.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

   As of April 14, 1995, 109 of the Company's 205 currently operating convenience stores are leased. Five of these leased convenience stores are currently leased from major shareholders or directors of the Company. All five stores are leased from the L.D. Lewis Realty Co., Inc., a corporation owned by Leona J. Lewis, her daughter Lana Jane Lewis-Brent, and the L.D. Lewis family trust. Two of these stores are leased for a monthly rental of $500 each with the leases expiring March 31, 1996. One store has two five-year options for renewal, with rent increasing $125 at each renewal. The other store has three five-year options for renewal, with rent increasing for the first two options at $125 and the remaining option at $100. One store is leased for a monthly rental of $500 expiring September 30, 1996, with three five-year options to renew, with rent increasing at $100 at each renewal. Two stores are leased for a monthly rental of $940 each and will expire September 30, 1996 with two five-year options for renewal, with rent increasing $100 at each renewal. Management believes that the terms of the leases are as favorable as leases which could be obtained from unaffiliated persons.

PROPOSAL 2:  RATIFICATION OF APPOINTMENT OF INDEPENDENT AUDITORS

The Board of Directors, upon the recommendation of its Audit Committee, has appointed Arthur Andersen & Co., independent certified public accountants, to audit the books and accounts of the Company for the year ending in December 1995. Arthur Andersen & Co. was appointed as independent auditors of the Company in December 1989. A representative of Arthur Andersen & Co. is expected to be present at the meeting to answer questions raised by shareholders and will have the opportunity to make a statement if he or she desires to do so.

   THE  BOARD OF DIRECTORS OF THE COMPANY RECOMMENDS A VOTE "FOR"
THE  RATIFICATION  OF APPOINTMENT OF ARTHUR  ANDERSEN  &  CO.  AS
INDEPENDENT  AUDITORS  OF THE COMPANY  FOR  THE  YEAR  ENDING  IN
DECEMBER, 1995.


COMPARISON OF FIVE-YEAR TOTAL RETURN

   The following graph compares the performance of the Company's Common Stock with the NASDAQ Stock Market Index and a peer group index consisting of NASDAQ Stocks Standard Industry Codes 5400-5499 (retail convenience and grocery stores), by showing the cumulative total return an investor would have received on each from investing $100 in each on December 29, 1989, and reinvesting all dividends received. For purposes of calculating these indexes, individual security weights are based on their capitalization. Market capitalization is determined by price times shares outstanding at the close of the previous day.

   The companies within NASDAQ Stocks Standard Industry Codes 5400 - 5499 and included in the computation of the peer group index are Arden Group, Inc., Atlantic Group, Inc., Brunos, Inc., Buttery Food and Drug Stores Co., Dairy Mart Convenience Stores, Delchamps, Inc., Eagle Food Centers, Inc., Food Lion, Inc., General Nutrition COS, Inc., Harry's Farmers Market, Inc., Ingles Markets, Inc., Marsh Supermarkets, Inc., Megafoods Stores, Inc., National Convenience Stores, Inc., Nature Food Centers, Inc., Quality Food Centers, Inc., Schultz Sav O Stores, Inc., Seaway Food Town, Inc., Solo Serve Corp., Southland Corp., Starbucks Corp., Super Rite Corp., T. J. Cinnamons, Inc., Uni Marts, Inc., Village Super Market, Inc., Vitamin Specialties, Corp. and Whole Foods Market, Inc.

                             1989   1990    1991    1992    1993    1994
Sunshine-Jr. Stores, Inc.    100.0   46.2    27.5    40.1    56.0    76.9
NASDAQ Stock Market Index    100.0   84.3   130.1   158.6   179.5   176.4
NASDAQ Stock Index           100.0  111.2   175.9   125.9   140.8   114.4
  (SIC 5400-5499)

OTHER MATTERS

   The Board of Directors knows of no other matters to be brought before this Annual Meeting; however, if other matters should come before the meeting, it is the intention of each person named in the proxy to vote such proxy in accordance with his or her judgment on such matters.

SHAREHOLDER PROPOSALS

   Any shareholder desiring to present a proposal at the next annual meeting to be held in 1996 must file such proposal with the issuer at its principal office on or before December 29, 1995, in order for the proposal to be included in the proxy statement and form of proxy for the 1996 meeting of the shareholders.

ANNUAL REPORT ON FORM 10-K

      The Company will provide without charge to any person receiving this proxy statement, a copy of the Company's annual report on Form 10-K for the most recent fiscal year, including the financial statements and the schedules thereto, upon the receipt of such request in writing. Any shareholder desiring a copy of this report should write to Post Office Box 2498, Panama City, Florida 32402.

COST OF SOLICITATION

   The cost of solicitation of proxies will be borne by the Company, including expenses in connection with the preparation and mailing of this Proxy Statement. In addition, the Company will reimburse brokers and nominees their reasonable expenses for sending proxy material to principals and obtaining their proxies. In addition to solicitation by mail, proxies may be solicited in person or by telephone or telegraph by directors, officers and other regular employees of the Company.

Dated:  April 28, 1995

SHAREHOLDERS ARE URGED TO SPECIFY THEIR CHOICES, DATE,  SIGN  AND
RETURN  THE ENCLOSED PROXY IN THE ENCLOSED POSTAGE-PAID ENVELOPE.
YOUR PROMPT RESPONSE IS APPRECIATED.

                SUNSHINE-JR. STORES, INC.
     109 West Fifth Street, Panama City, Florida  32402
THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned hereby appoints Michael G. Ware and John D. Mercer, and each of them as Proxies, with full power of substitution, and hereby authorizes them to represent the undersigned and to vote, as designated below, all of the shares of common stock of Sunshine-Jr. Stores, Inc. held of record by the undersigned on April 14, 1995, at the Annual Meeting of Shareholders to be held on June 2, 1995, at 11:00 a.m. and any and all adjournments thereof.

                                                          Withhold
1.  Election of Directors:                           For  Authority
    Dennis C. Raines for a term expiring in 1996     [ ]    [ ]
    Paul W. Martin, Jr. for a term expiring in 1998  [ ]    [ ]
    Clyde M. King for a term expiring in 1998        [ ]    [ ]

2. Proposal to ratify the appointment of Arthur Andersen LLP as the independent certified accountants of the company.
                        For [ ]     Against [ ]     Abstain [ ]
3. In their discretion the Proxies are authorized to vote for any substitute of the nominee and upon such other business as may properly come before the meeting.

See Reverse Side

THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER
DIRECTED HEREIN BY THE UNDERSIGNED SHAREHOLDER(S).  IF NO
DIRECTION IS MADE, THE PROXY WILL BE VOTED FOR EACH DIRECTOR
NOMINEE AND FOR THE PROPOSAL.

PLEASE SIGN EXACTLY AS YOUR NAME APPEARS BELOW.  EACH JOINT
OWNER SHOULD SIGN.  EXECUTORS, ADMINISTRATORS, TRUSTEES, ETC.,
SHOULD GIVE FULL TITLE.  CORPORATIONS SHOULD SIGN CORPORATE
NAME BY AUTHORIZED OFFICER.

                        SIGNATURE_____________________________

                        SIGNATURE_____________________________

                        DATED:__________________________,1995.

PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY CARD PROMPTLY
USING THE ENCLOSED ENVELOPE.

_______________________________
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